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EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Hooper Holmes, Inc.


We consent to the use of our report dated February 19, 1998, on the consolidated financial statements of Hooper Holmes, Inc. and its subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated in the registration statement on Form S-3 by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                               /s/ KPMG Peat Marwick LLP

                                               KPMG Peat Marwick LLP


Short Hills, New Jersey
June 26, 1998